Exhibit 99.1

2026Investor Presentation

Legal Disclaimer Cautionary Statement Regarding Forward-Looking Statements This presentation, including any oral statements made regarding the contents of this presentation, contains certain statements that are not historical facts that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this presentation the words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about Bar Harbor Bankshares’ (the “Company”) future financial and operating results and the Company’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (1) deterioration in the financial performance and/or condition of borrowers of Bar Harbor Bank & Trust (the “Bank” or “BHBT”), including as a result of the negative impact of inflationary pressures on our customers and their businesses resulting in significant increases in credit losses and provisions for those losses; (2) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated; (3) increased levels of other real estate owned, primarily as a result of foreclosures; (4) the impact of liquidity needs on our results of operations and financial condition; (5) competition from financial institutions and other financial service providers; (6) the effect of interest rate increases on the cost of deposits; (7) unanticipated weakness in loan demand or loan pricing; (8) adverse conditions in the national or local economies including in our markets throughout Northern New England; (9) changes in consumer spending, borrowing and saving habits; (10) the emergence and effects related to a future pandemic, epidemic or outbreak of an infectious disease, including actions taken by governmental officials to curb the spread of such an infectious disease, and the resulting impact on general economic and financial market conditions and on the Company’s and our customers' business, results of operations, asset quality and financial condition; (11) the effects of civil unrest, international hostilities or other geopolitical events, including the war in Ukraine and recent hostilities in the Middle East; (12) failure to realize the expected synergies, cost savings and other financial benefits from the acquisition of Guaranty Bancorp, Inc., the parent company of Woodsville Guaranty Savings Bank ("Woodsville"); (13) lack of strategic growth opportunities or our failure to execute on available opportunities; (14) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits; (15) our ability to effectively manage problem credits; (16) our ability to successfully implement efficiency initiatives on time and with the results projected; (17) our ability to successfully develop and market new products and implement technology effectively; (18) the impact of negative developments in the financial industry and United States and global capital and credit markets; (19) our ability to retain executive officers and key employees and their customer and community relationships; (20) our ability to adapt to technological changes; (21) risks associated with litigation, including reputational and financial risks and the applicability of insurance coverage; (22) the vulnerability of the Bank’s computer and information technology systems and networks, and the systems and networks of third parties with whom the Company or the Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches and interruptions; (23) changes in the reliability of our vendors, internal control systems or information systems; (24) ongoing competition in the labor markets and increased employee turnover; (25) the potential impact of climate change; (26) our ability to comply with various governmental and regulatory requirements applicable to financial institutions; (27) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments; (28) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; (29) adverse impacts (including costs, fines, reputational harm, or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions; (30) reductions in the market value or outflows of wealth management assets under management; (31) the impacts of tariffs, sanctions and other trade policies of the United States and its global trading counterparts; and (32) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Other factors not identified above, including those described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov, may also cause actual results to differ materially from those described in our forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond our control. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements, and you should consider these factors in connection with considering any forward-looking statements that may be made by us. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law. 2

Legal Disclaimer Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. Because non-GAAP financial measures presented in this document are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information. The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense. The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community. Please refer to the Appendix for more information about the non-GAAP financial measures, and reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures. 3

A Bank that Thinks Differently • Employee and customer experience is the foundation of our performance, which leads to financial benefits to our shareholders, including a consistent history of expanding dividends • Commitment to risk management • Service and sales driven culture with a focus on core business growth • Fee income is fundamental to our profitability through trust and treasury management services, customer derivatives, and secondary mortgage market sales • Expansion of our brand and business to deepen market presence • Views thoughtful acquisitions as a means to bolster funding and provide growth opportunities 4 Bar Harbor Bank & Trust is the only community bank headquartered in Northern New England with branches in Maine, New Hampshire and Vermont. The Bank is focused on Commercial, Retail and Wealth Management banking services in over 60 locations. Our business model balances earnings with growth by focusing on the following tenets:

Overview of Bar Harbor Bank & Trust • We strive to be one of the most profitable banks in New England • Seasoned management team with strong market knowledge and industry experience • Track record of generating growth and expanding dividends • Employee and customer experience is the foundation of superior performance, which we believe leads to financial benefit to shareholders • Strong commitment to risk management • Continued commitment to growing and diversifying our non-interest income sources • Investment in process, products, technology, training, leadership and infrastructure • Expansion of the Bank’s brand and business to deepen market presence and leverage scale • Stability and consistency are the foundation of balancing growth with earnings 5 Source: Company filings, includes banking, lending and wealth management service locations across ME, VT and NH 1Locations include banking, lending and wealth management services 2For a reconciliation of non-GAAP financial measures to the comparable GAAP measures, see the Appendix Bank Overview Key Statistics as of June 30, 2026 Assets $4,743 Net Loans $3,582 Deposits $3,854 Shareholder Equity $550 NPAs / Total Assets 0.44% Core Return on Average Assets2 1.33% Core Return on Average Equity2 11.30% Net Interest Margin2 3.61% Closing Stock Price $37.76 Market cap $633 Price / LTM Core EPS 10.30x Dividend Yield 3.60% ($ in millions except Stock Price)

Senior Executive Team Curtis C. Simard President & Chief Executive Officer • Joined as President & CEO of Bar Harbor Bank & Trust in June of 2013 • Served as Managing Director of Corporate Banking for TD Bank • Over 30+ years of industry experience SVP, Chief Human Resources Officer Alison DiPaola • Joined in June 2013 • Extensive human resources experience including being SHRM-SCP certified • Over 10+ years of industry experience Jason Edgar President, Bar Harbor Wealth Management • Joined in June of 2019 • Served as SVP, Director of Wealth Management at Berkshire Hills Bancorp and has over 20+ years industry experience Marion Colombo EVP, Director of Retail Delivery • Joined in February of 2018 • Over 30+ years of experience, including Market President of Retail for TD Bank in Boston John Mercier EVP, Chief Lending Officer • Joined in April of 2017 • Over 30+ years of experience in lending throughout the Northeast John Williams SVP, Chief Risk Officer • Joined in December of 2014 • 10+ years in various risk management roles within banking Joseph Scully SVP, Chief Information Officer & Director of Operations • Joined in January of 2015 • Over 30+ years of experience in operations, technology & security experience, including the Department of Defense and Financial Institutions 6 EVP, Chief Financial Officer & Treasurer Josephine Iannelli • Joined in October of 2016 • Served as EVP CFO and Treasurer of Berkshire Hills Bancorp as well as other various management positions at PNC • Over 25+ years of industry experience

Our Markets The Bank serves a wide range of markets in Maine, New Hampshire and Vermont. Within our markets, tourism, service, distribution, agriculture, and the working waterfront remain strong and continue to drive economic activity. These core markets have also maintained their strength through diversification into various services industries. Maine • 22 full-service branches in Downeast, Midcoast and Central Maine • Primary market areas: Central and coastal regions in the counties of Hancock, Knox, Washington, Kennebec and Sagadahoc New Hampshire • 29 full-service branches and two stand-alone drive-up windows in New Hampshire • Primary market areas: Nashua, Manchester, Concord, Littleton, and the Upper Valley, including Lebanon, Hanover, New London and Newport Vermont • 10 full service-branches and one stand-alone drive-up window in Vermont • Primary market areas: Central Vermont within the counties of Rutland, Windsor and Orange 7 Note: Information as of June 2026

Confirmation of our Durability 8

Fostering Sustainable Communities Note: Information as of December 31, 2025 9

10 Enhancing our New Hampshire Franchise • Closed the Guaranty acquisition effective July 31, 2025; successfully completed system conversion in early October • This strategic expansion enabled Bar Harbor Bank & Trust to add nine New Hampshire branches, broadening the Bank’s footprint in an adjacent, contiguous geography. • The merger allows Bar Harbor Bank & Trust to enhance our deposit and loan base, while creating new opportunities for cross-sell and fee income. • Both institutions are long-standing community banks (Bar Harbor founded 1887; Woodsville founded 1889), which supports alignment in values and customer focus. Acquisition of Guaranty Bancorp, Inc.

BHB Stock Dividend Rate • Deliver consistently high dividend yields 11 Peer Average calculated based on the peer group's public filings. Peer group defined in BHB 2026 Proxy, filed on March 19, 2026

BHB: Investment Summary • We set out to build a balanced Bank that is not overly reliant on any one business, with a strong risk-focused culture, and a judicious approach to managing capital through all market conditions. We do this by: • Growing market share as our high-touch, solutions-based service differentiates us from our competition • Focusing on core earnings as we balance growth with profitability • Growing core transactional deposits over the long-term • Adhering to a disciplined credit culture with historic low charge-off rates • Diligently managing our interest rate sensitivity • Expanding non-interest income as a percentage of total revenue • Managing non-interest expenses while selectively investing in infrastructure, digital platforms, call center, information technology and operations • We have an experienced team and firm culture in place to implement our strategies in all economic environments 12

Q2 2026 Overview • 1.31% return on assets, 1.33% core return on assets1 • 11.16% return on equity, 11.30% core return on equity1 • 3% annualized Loan growth • 3.61% net interest margin1 • 56% efficiency ratio1 • 0.44% non-performing assets ratio to total assets 13 1 For a reconciliation of non-GAAP measures to comparable GAAP measures, see the Appendix

Year-to-Date 2026 Overview • 1.24% return on assets, 1.30% core return on assets1 • 10.63% return on equity, 11.13% core return on equity1 • 6% annualized organic commercial loan growth2 • 3.57% net interest margin1 • 56% efficiency ratio1 • 0.44% non-performing assets ratio to total assets 14 1 For a reconciliation of non-GAAP measures to comparable GAAP measures, see the Appendix

Diversification of Non-Interest Income • We have diverse sources of non-interest income that continue to be a significant contribution in any rate environment • Mortgage production is opportunistically managed between balance sheet and secondary market sales • Bar Harbor Wealth Management, along with brokerage, continues to add new customers while navigating a tumultuous market breaching $3.5 billion in AUM 15 Trust & Wealth, 45% Customer Service Fees, 40% Mortgage Banking, 6% Customer Derivative Fees, 2% Other, 7% Non-Interest Income, Q2 2024 Trust & Wealth, 44% Customer Service Fees, 37% Mortgage Banking, 6% Customer Derivative Fees, 1% Other, 11% Non-Interest Income, Q2 2025 Trust & Wealth, 39% Customer Service Fees, 40% Mortgage Banking, 6% Customer Derivative Fees 1% Other, 14% Non-Interest Income, Q2 2026 Note: Non-interest income percentages excludes the gain (loss) on available-for-sale debt securities

Loans – Focus on Profitability • Continue to prudently evaluate our loan portfolio mix & strategy • As of Q2 2026, Commercial Loans have increased from 64% to 69% of the Loan Portfolio since Q2 2022 16

Credit-Oriented Culture

BAR HARBOR BANKSHARES

Asset quality remains sound in Q2 2026

- Loans 30 days past due at 6/30/2026 were 0.28% of total loans, compared to 0.55% at 3/31/2026 and 0.27% at 6/30/2025.
- Non-accruing loans ended the quarter at 0.32% of total loans, which was down from 0.65% for Q1 2026.
- Net charge-offs totaled $3.4 million YTD, driven by a $3.3 million partial charge-off in Q2 related to a previously non-accruing relationship that was moved into other real estate owned and that carried significant specific reserves at the end of Q1.
- ACL for Loans decreased to $32.2 million at the end of Q2, compared to $34.3 million at the end of Q1.
- Pass-rated loans ratio of 95.35% (up from 94.6% at 3/31/2026), with positive external feedback from independent Loan Review

Delinquent & Non-performing Loans / Total Loans[1]

	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Accruing Delinquent Loans[2]	0.09%	0.09%	0.27%	0.32%	0.12%
Non-Accruing Loans	0.31%	0.27%	0.32%	0.65%	0.32%
Total Delinquent and Non-Accruing Loans	**0.40%**	**0.36%**	**0.59%**	**0.97%**	**0.44%**

[1] As of 9/30/2025, WGSB loan data remained outside BHBT's core system and had not yet been fully integrated into reporting. Accordingly, Q3 2025 figures reflect BHBT standalone. WGSB figures are included beginning in Q4 2025.

[2] The increase for Q4 and Q1 was primarily a function of timing given the 31st day lands on a business day and a group of customers typically make payments about 30 days in arrears which become reportable as overdue. Accordingly, we do not believe the increase was an indication of deteriorated credit quality.

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Asset Quality 18 0 400 800 1,200 1,600 2,000 2,400 2,800 3,200 3,600 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Thousands Net Charge Offs $ 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 NPAs as a % of Total Assets 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Non-Performing Loans as a % of Total Loans 0.85% 0.87% 0.89% 0.91% 0.93% 0.95% 0.97% Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Allowance for Credit Losses as a % of Total Loans (period end)

Deposits – Consistent Funding Source 19 • Stable deposit trends • Consistent core funding for balance sheet growth Non-interest bearing demand, 17% Interest-bearing demand, 30% Savings, 16% Money market, 13% Time deposits, 24% Deposit Product Mix as of 6/30/2026 73% 75% 76% 76% 76% 27% 25% 24% 24% 24% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Total non-maturity deposits (%) Total time deposits (%)

Continued Commitment to Strong Capital 20 Note: The blue horizontal lines indicate minimum required levels for “well-capitalized” banks Capital ratios for the second quarter 2026 are not yet available 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% 14.00% 15.00% Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Total Capital to Risk-Weighted Assets 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 CET 1 Capital to Risk-Weighted Assets 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Tier 1 Capital to Risk-Weighted Assets $0.30 $0.31 $0.32 $0.33 $0.34 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Cash Dividend Paid Per Share

Interest Rate Sensitivity Position 21 • The Bank’s net interest income (“NII”) sensitivity is slightly asset sensitive as the bank continues to optimize its balance sheet mix to maximize margin while limiting risk to acceptable levels. • Economic value of equity (“EVE”) is slightly liability sensitive, with Asset/Swap duration (1.9) and Liability duration (2.3) closely matched to minimize risk • Continue to enhance and expand our use of models within the organization, strengthening various asset/liability assumptions and testing methods

Investor Relations Contact Information 22 Facebook @BHBTsocial LinkedIn Bar Harbor Bank & Trust Instagram @BHBTSocial Connect with us on Social Media Visit our Website barharbor.bank/shareholder-relations Contact by Phone 207-288-2637 Write to us at Bar Harbor Bankshares Attn: Investor Relations PO Box 400 Bar Harbor, ME 04609-0400 Contact by Email investorrelations@barharbor.bank

Historical Financial Performance

BAR HARBOR BANKSHARES

Dollar values in millions, except per share amounts or otherwise noted	Audited			Unaudited				
	2023Y	2024Y	2025Y	2025Q2	2025Q3	2025Q4	2026Q1	2026Q2
Balance Sheet								
Total Assets	$3,971	$4,083	$4,684	$4,112	$4,717	$4,684	$4,676	$4,743
Total Loans	2,999	3,147	$3,606	3,153	3,584	3,606	3,585	3,614
Total Deposits	3,141	3,268	$3,821	3,292	3,948	3,821	3,868	3,854
Capital								
Total Equity	$432	$458	$533	$469	$521	$533	$538	$550
Tang. Common Equity / Tang. Assets	8.00%	8.46%	8.27%	8.67%	7.94%	8.27%	8.42%	8.56%
Tier 1 Leverage Ratio	9.70%	10.30%	9.45%	10.37%	9.58%	10.30%	9.66%	n/a[1]
Total Risk-Based Capital Ratio	14.24%	13.47%	13.69%	13.76%	13.05%	13.69%	13.43%	n/a[1]
Earnings & Profitability								
Net Income	$44.9	$43.5	$36.9	$6.1	$8.9	$11.8	$13.5	$15.2
Core ROAA	1.15%	1.09%	1.20%	1.06%	1.35%	1.32%	1.28%	1.33%
Core ROAE	10.96%	9.72%	10.58%	9.19%	12.16%	11.55%	11.03%	11.30%
Net Interest Margin	3.29%	3.15%	3.41%	3.23%	3.56%	3.62%	3.54%	3.61%
Efficiency Ratio	58.47%	61.83%	59.23%	62.10%	56.70%	57.24%	56.92%	55.76%
Asset Quality								
NPLs / Loans	0.18%	0.22%	0.32%	0.31%	0.27%	0.32%	0.65%	0.32%
NPAs / Assets	0.14%	0.31%	0.29%	0.30%	0.25%	0.29%	0.52%	0.44%
Reserves / Loans	0.94%	0.91%	0.94%	0.92%	0.95%	0.94%	0.96%	0.89%
NCOs / Average Loans	0.00%	0.01%	0.03%	0.03%	0.04%	0.03%	0.00%	0.38%
Yield and Cost								
Yield on Earning Assets	4.85%	5.18%	5.28%	5.23%	5.36%	5.36%	5.27%	5.29%
Cost of Interest Bearing Deposits	1.57%	2.37%	2.17%	2.28%	2.12%	2.01%	1.91%	1.88%
Cost of Total Interest Bearing Liabilities	1.99%	2.58%	2.37%	2.51%	2.27%	2.20%	2.19%	2.13%

[1] Capital ratios for the second quarter 2026 are not yet available

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Non-GAAP to GAAP Reconciliations

BAR HARBOR BANKSHARES

Dollar values in millions, except per share amounts or otherwise noted		Audited For the Year Ended,			Unaudited					
		2023Y	2024Y	2025Y	2025Q2	2025Q3	2025Q4	2026Q1	2026Q2	Year to Date 2026
Net income		$ 44,852	$ 43,544	$ 36,919	$ 6,092	$ 8,855	$ 11,761	$ 13,537	$ 15,221	$ 28,758
Non-core items:										
(Gain) loss on available-for-sale debt securities[6]		(34)	(50)	5,329	4,942	(41)	428	—	25	25
(Gain) loss on sale of premises and equipment, net		182	(192)	257	3	(206)	370	134	—	134
(Gain) loss and other expenses on other real estate owned		—	—	—	—	—	—	—	273	273
Provision on non-PCD acquired loans		—	—	3,954	—	3,954	—	—	—	—
Acquisition, conversion and other expenses		283	20	10,592	1,205	4,978	4,170	1,455	(36)	1,419
Income tax expense [1]		(104)	53	(4,938)	(1,492)	(2,141)	(1,225)	(392)	(65)	(456)
Total non-core items		327	(169)	15,194	4,658	6,544	3,743	1,197	197	1,395
Core earnings [2]	(A)	$ 45,179	$ 43,375	$ 52,113	$ 10,750	$ 15,399	$ 15,504	$ 14,734	$ 15,418	$ 30,153
Net interest income	(B)	$ 117,675	$ 113,839	$ 134,478	$ 29,895	$ 36,959	$ 38,617	$ 36,872	$ 37,919	$ 74,791
Non-interest income		35,073	36,888	34,456	4,646	10,567	10,325	10,414	11,732	22,146
Total revenue		152,748	150,727	168,934	34,541	47,526	48,942	47,286	49,651	96,937
(Gain) loss on available-for-sale debt securities[6]		(34)	(50)	5,329	4,942	(41)	428	—	25	25
Total core revenue [2]	(C)	$ 152,714	$ 150,677	$ 174,263	$ 39,483	$ 47,485	$ 49,370	$ 47,286	$ 49,676	$ 96,962
Total non-interest expense		$ 92,723	$ 95,987	$ 117,727	$ 26,538	$ 32,739	$ 33,799	$ 29,827	$ 29,182	$ 59,009
Non-core expenses:										
Gain (loss) on sale of premises and equipment, net		(182)	192	(257)	(3)	206	(370)	(134)	—	(134)
(Gain) loss and other expenses on other real estate owned		—	—	—	—	—	—	—	(273)	(273)
Acquisition, conversion and other expenses		(283)	(20)	(10,592)	(1,205)	(4,978)	(4,170)	(1,455)	36	(1,419)
Total non-core expenses		(465)	172	(10,849)	(1,208)	(4,772)	(4,540)	(1,589)	(237)	(1,826)
Core non-interest expense [2]	(D)	$ 92,258	$ 96,159	$ 106,878	$ 25,330	$ 27,967	$ 29,259	$ 28,238	$ 28,945	$ 57,183

(Continued)

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Non-GAAP to GAAP Reconciliations (continued)

BAR HARBOR BANKSHARES

Dollar values in millions, except per share amounts or otherwise noted		Audited For the Year Ended, 2023Y	2024Y	2025Y	Unaudited 2025Q2	2025Q3	2025Q4	2026Q1	2026Q2	Year to Date 2026
Total revenue		$ 152,748	$ 150,727	$ 168,934	$ 34,541	$ 47,526	$ 48,942	$ 47,286	$ 49,651	$ 96,937
Total non-interest expense		92,723	95,987	117,727	26,538	32,739	33,799	29,827	29,182	59,009
Pre-tax, pre-provision net revenue	(S)	$ 60,025	$ 54,740	$ 51,207	$ 8,003	$ 14,787	$ 15,143	$ 17,459	$ 20,469	$ 37,928
Core revenue[2]		$ 152,714	$ 150,677	$ 174,263	$ 39,483	$ 47,485	$ 49,370	$ 47,286	$ 49,676	$ 96,962
Core non-interest expense[2]		92,258	96,159	106,878	25,330	27,967	29,259	28,238	28,945	57,183
Core pre-tax, pre-provision net revenue[2]	(U)	$ 60,456	$ 54,518	$ 67,385	$ 14,153	$ 19,518	$ 20,111	$ 19,048	$ 20,731	$ 39,779
(in millions)										
Average earning assets	(E)	$ 3,623	$ 3,677	$ 4,010	$ 3,777	$ 4,179	$ 4,294	$ 4,294	$ 4,277	$ 4,288
Average assets	(F)	3,934	3,986	4,337	4,071	4,518	4,670	4,669	4,654	4,665
Average shareholders' equity	(G)	412	446	493	469	502	533	542	547	545
Average tangible shareholders' equity [2] [3]	(H)	288	323	356	346	360	374	384	390	388
Tangible shareholders' equity, period-end [2] [3]	(I)	308	335	374	346	362	374	380	392	392
Tangible assets, period-end [2] [3]	(J)	3,847	3,960	4,526	3,989	4,563	4,526	4,519	4,585	4,585
Common shares outstanding, period-end	(K)	15,172	15,280	16,702	15,322	16,689	16,702	16,742	16,754	16,754
Average diluted shares outstanding	(L)	15,195	15,311	15,955	15,372	16,284	16,757	16,804	16,808	16,806
Core earnings per share, diluted [2]	(A/L)	$ 2.95	$ 2.84	$ 3.27	$ 0.70	$ 0.95	$ 0.93	$ 0.88	$ 0.92	$ 1.79
Tangible book value per share, period-end [2]	(I/K)	20.28	21.93	22.41	22.58	21.70	22.41	22.71	23.43	23.43
Tangible shareholders' equity/total tangible assets [2]	(I/J)	8.00	8.46	8.27	8.67	7.94	8.27	8.42	8.56	8.56

(Continued)

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Non-GAAP to GAAP Reconciliations (continued)

BAR HARBOR BANKSHARES

Dollar values in millions, except per share amounts or otherwise noted		Audited For the Year Ended,			Unaudited					
		2023Y	2024Y	2025Y	2025Q2	2025Q3	2025Q4	2026Q1	2026Q2	Year to Date 2026
Performance ratios (4)										
GAAP return on assets		1.14%	1.09%	0.85%	0.60%	0.78%	1.00%	1.18%	1.31%	1.24%
Core return on assets (2)	(A/F)	1.15	1.09	1.20	1.06	1.35	1.32	1.28	1.33	1.30
Pre-tax, pre-provision return on assets	(S/F)	1.53	1.37	1.18	0.79	1.30	1.29	1.52	1.76	1.64
Core pre-tax, pre-provision return on assets (2)	(U/F)	1.54	1.37	1.55	1.39	1.71	1.71	1.65	1.79	1.72
GAAP return on equity		10.88	9.75	7.49	5.21	6.99	8.76	10.13	11.16	10.63
Core return on equity (2)	(A/G)	10.96	9.72	10.58	9.19	12.16	11.55	11.03	11.30	11.13
Return on tangible equity		15.84	13.72	10.68	7.26	10.07	12.94	14.77	16.11	15.41
Core return on tangible equity (1) (2)	(A+Q)/H	15.96	13.67	14.94	12.66	17.23	16.91	16.03	16.31	16.11
Efficiency ratio (2) (5)	(D-O-Q)/(C+N)	58.47	61.83	59.23	62.10	56.70	57.24	56.92	55.76	56.36
Net interest margin, fully taxable equivalent (2)	(B+P)/E	3.29	3.15	3.41	3.23	3.56	3.62	3.54	3.61	3.57
Supplementary data (in thousands)										
Taxable equivalent adjustment for efficiency ratio	(N)	$ 2,392	$ 2,455	$ 2,927	$ 706	$ 738	$ 766	$ 1,044	$ 905	1,949
Franchise taxes included in non-interest expense	(O)	638	538	408	141	158	(22)	146	159	305
Tax equivalent adjustment for net interest margin	(P)	1,550	1,905	2,297	560	574	595	554	556	1,110
Intangible amortization	(Q)	932	932	1,514	233	466	582	582	582	1,164

(1) Assumes a tax rate of 24.65% in the first and second quarters of 2026. 2025 assumes a marginal tax rate of 24.65% for the fourth and third quarters and 24.26% for the second and first quarters. 2024 assumes a marginal tax rate of 23.73% for the fourth quarter, 23.82% for the second and third quarters and 24.01% for the first quarter. 2023 assumes a marginal tax rate of 24.01% for the fourth quarter and 23.80% for the first three quarters.

(2) Non-GAAP financial measure.

(3) Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.

(4) All performance ratios are based on average balance sheet amounts, where applicable.

(5) Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.

(6) The $4.9 million loss represents a $4.5 million loss on corporate debt securities and $549 thousand on a matured debt security.

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